                                                                   Exhibit 10.16

                            NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of July 22, 1996, is made by and between Thermo BioAnalysis Corporation, a Delaware corporation ("BioAnalysis"), and Thermo Instrument Systems Inc., a Delaware corporation ("Thermo").

        In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt of which is acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                              ISSUANCE OF THE NOTE

         1.01 SALE AND PURCHASE OF THE NOTE. At the Closing referred to in
Section 1.02 hereof (the "Closing"), BioAnalysis will sell and issue to Thermo its $50,000,000 principal amount 4.875% Subordinated Convertible Note Due 2001 (the "Note"). The Note shall be substantially in the form set forth in Appendix A hereto, and shall be subject to the subordination, conversion and other terms and conditions set forth in Article II of this Agreement. The terms "Note" or "Notes" shall also include any note or notes delivered in exchange or replacement for the Note. Any shares of BioAnalysis' common stock issuable upon conversion of the Note, and such shares when issued, are herein referred to as the "Conversion Shares."

         1.02 CLOSING. The Closing of the sale and purchase of the Note contemplated by this Agreement (the "Closing") shall take place immediately upon the execution of this Agreement by the parties hereto, or at such other time as the parties mutually agree. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing, BioAnalysis will deliver the Note to Thermo and Thermo will wire to an account or accounts designated by BioAnalysis $50,000,000 in immediately available funds.


                                   ARTICLE II

                               TERMS OF THE NOTE

         2.01 EVENTS OF DEFAULT; REMEDIES.

              (a) EVENTS OF DEFAULT. Each of the following is an event of default hereunder:

                  (i) default in the payment of any interest on a Note when it becomes payable and continuance of such default for a period of 10 days after notice thereof; or

                  (ii) default in the payment of the principal or premium, if any, of a Note at its maturity or otherwise; or

                  (iii) default in the observance of any other covenant or agreement of BioAnalysis hereunder and continuance of such default for a period of 60 days after notice thereof; provided, however, that in the event BioAnalysis shall within the aforesaid period of 60 days commence legal action in a court of competent jurisdiction seeking a determination that BioAnalysis had not failed to duly perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that BioAnalysis had failed to duly perform or observe one or more of such terms, covenants or agreements; or

                  (iv) a court having jurisdiction shall enter a decree or order for relief in respect of BioAnalysis in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of BioAnalysis or for any substantial part of the property of BioAnalysis, or ordering the winding-up or liquidation of the affairs of BioAnalysis and such decree or order shall remain unstayed and in effect for a period of 20 consecutive days; or

                  (v) BioAnalysis shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of BioAnalysis, as the case may be, or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

              (b) REMEDIES; ACCELERATION. If such an event of default occurs and continues, then the holders of the Notes may, by notice to BioAnalysis, declare all of the unpaid principal of the Notes to be, and all of the unpaid principal of the Notes shall then be, forthwith due and payable together with interest accrued thereon.

         2.02 CONVERSION OF THE NOTES.

              (a) CONVERSION. Subject to and upon compliance with the provisions of this Agreement, a holder of Notes is entitled, at his option, at any time after the date thereof, and at any time on or before the close of business on July 23, 2001, to convert such Note (or any portion

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of the principal amount hereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount thereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the near 1/1,000 of a share) of Common Stock at a conversion price equal to U.S. $16.50 aggregate principal amount of Notes for each share of Common Stock (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has been made as provided herein) by surrender of the Note, together with (i) a conversion notice and (ii) instruments of transfer, each in form satisfactory to BioAnalysis and duly executed by the holder or by his duly authorized attorney.

              (b) INTEREST; FRACTIONAL SHARES. No payment or adjustment is to be made on conversion for dividends on the Common Stock delivered on conversion. Accrued interest from the immediately preceding interest payment date until the date of conversion will be paid to the holder within two business days after presentment for conversion. No fractions of shares or scrip representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest BioAnalysis shall pay a cash adjustment in an amount equal to the same fraction of the Closing Price (as defined below) per share of Common Stock on the close of business on the Conversion Date.

              (c) ADJUSTMENTS OF CONVERSION PRICE.

                  (i) In case at any time BioAnalysis shall pay or make a dividend or other distribution on any class of its capital stock in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (ii) In case at any time BioAnalysis shall (A) subdivide its outstanding Common Stock, (B) combine its outstanding Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which BioAnalysis is the continuing corporation) any shares, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Note surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Note had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

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                  (iii) In case at any time BioAnalysis shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per shares less than the current market price per share (determined as provided in paragraph (v) of this Section 2.02) of the Common Stock on such record date, the Conversion Price in effect at the opening of business on the day following such record date, shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                  (iv) In case at any time BioAnalysis shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its Common Stock, of evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in paragraph
(i) of this Section 2.02(c), any rights or warrants referred to in paragraph
(iii) of this Section 2.02(c), and any dividend or distribution paid in cash out of the retained earnings of BioAnalysis), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (as defined in paragraph (v) of this Section 2.02(c) on such record date, less the fair market value (as determined by the Board of Directors of BioAnalysis, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                  (v) For the purpose of any computation under paragraphs (iii) and (iv) of this Section 2.02(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive days upon which the principal trading market for the Common Stock is open selected by BioAnalysis commencing not less than 20 nor more than 30 days before the date in question. For purposes of this Agreement, the "Closing Price" for any date shall be the last reported sales prices regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked


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prices regular way, in either case on the American Stock Exchange or, if the
Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading, on any national securities exchange, the closing sale price quoted on the NASDAQ National Market System, or if not so quoted as determined by BioAnalysis.

                  (vi) BioAnalysis may make such adjustments in the Conversion Price, in addition to those required by paragraphs (i), (ii) and (iii) of this
Section 2.02(c), as it considers to be advisable in order that any event treated for United States Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($0.25) in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.02(c) shall be made to the nearest cent or to the nearest 1/1,000 of a share, as the case may be.

              (d) LISTING OF CONVERSION SHARES. BioAnalysis shall in good faith use its best efforts to list the shares of Common Stock required to be issued or delivered upon conversion of the Notes prior to such issue or delivery on each national securities exchange on which the outstanding Common Stock is listed at the time of such delivery.

              (e) RESERVATION OF SHARES. BioAnalysis shall, from and after the date on which the Notes are convertible into Common Stock, have reserved and available, free from preemptive rights out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Notes. BioAnalysis covenants that all shares of Common Stock which may be issued or delivered upon conversion of Notes will upon issue be fully paid and nonassessable.

              (f) MERGERS, ETC. In case of any consolidation with, or merger of BioAnalysis into, any other corporation, or in case of any merger of another corporation into BioAnalysis (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of BioAnalysis), or in case of any sale or transfer of all or substantially all of the assets of BioAnalysis, the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to BioAnalysis an agreement providing that the holder of each Note shall have the right during the period such Note shall be convertible as specified in Section 2.02(a) hereof to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of BioAnalysis into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer. Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as



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nearly equivalent as may be practicable to the adjustments provided for herein.
The above provisions of this subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

              (g) ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities into which the Note is convertible) issuable on the conversion of the Notes, BioAnalysis at its expense will promptly provide each holder of the Notes, at the election of such holder, a certificate of the president, any vice president or the treasurer of BioAnalysis setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         2.03 SUBORDINATION.

              (a) SUBORDINATION TO SENIOR INDEBTEDNESS. BioAnalysis, Thermo and each holder of any Notes covenants and agrees that the payment of the principal of and interest on the Notes is hereby expressly subordinated in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on (i) any indebtedness of BioAnalysis for money borrowed, whether or not evidenced by debentures, notes or similar instruments, and whether now outstanding or subsequently created or incurred, and (ii) renewals, extensions, refundings, amendments and modifications of any such indebtedness, unless it is provided in any of the foregoing that such indebtedness is not senior to the Notes (collectively, "Senior Indebtedness").

              (b) MECHANICS OF SUBORDINATION.

                  (i) No payment on account of principal of or interest on the Notes shall be made if at the time of such payment or immediately after giving effect thereto, (A) there shall exist a default in any payment with respect to any Senior Indebtedness or (B) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

                  (ii) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to BioAnalysis or to its creditors as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of BioAnalysis, or in the event of any assignment for the benefit of creditors of BioAnalysis or any marshaling of assets of BioAnalysis, the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal of, premium, if any, and interest, including interest accruing after the commencement of any such proceeding, on all Senior Indebtedness, before the holders of the Notes will be entitled to receive any payment in respect thereof. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, such Senior Indebtedness shall first be paid in full (to



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
the same extent as provided in the preceding sentence), or provided for, before any payment is made by BioAnalysis on the Notes.

                  (iii) Subject to the provisions of this subsection 2.03(b), BioAnalysis may make payments of the principal of, any interest on, the Notes, if at the time of payment, and immediately after giving effect thereto, (A) there exists no default in any payment with respect to any Senior Indebtedness or (B) there shall not have occurred any event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

         2.04 MISCELLANEOUS TERMS.

              (a) REDEMPTION. The Notes may be redeemed, at the option of BioAnalysis, in whole or in part at any time on or after July 22, 1997, at a redemption price equal to 100% of the principal amount, together with accrued interest to the date fixed for redemption. BioAnalysis will provide the holders of the Notes with notice of its intention to redeem Notes not more than 60 nor less than 30 days prior to the date fixed for redemption. Such notice shall specify the date fixed for redemption, the applicable redemption price, the date the conversion privilege expires and, in the case of a partial redemption, the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of the Notes which will be outstanding after such partial redemption.

              (b) PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Massachusetts, such payment may be made on the next succeeding business day, and the extension of time shall in such a case be included in the computation of payment of interest due.

              (c) REGISTRATION, ETC. BioAnalysis shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of the Notes. No transfer of a Note shall be valid unless made on such register by the registered holder or its duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to BioAnalysis. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note, shall be registered on the date of execution thereof by BioAnalysis and each such Note shall be dated the date to which interest has been paid on such Note. The registered holder of a Note shall be that person (which term shall be construed to include an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof) in whose name the Note has been so registered by BioAnalysis. A registered holder shall be deemed



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the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal, premium, if any, and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between BioAnalysis and the transferor of such registered holder or any previous registered holder of such Note.

              (d) TRANSFER AND EXCHANGE OF NOTES. The registered holder of any Note or Notes may, prior to maturity thereof, surrender such Note at the principal office of BioAnalysis for transfer or exchange. Within a reasonable time after notice to BioAnalysis from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, BioAnalysis shall issue in exchange therefor another Note for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered (or in such multiples thereof as may be requested by the registered holder) and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or registered assigns, as the registered holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

              (e) REPLACEMENT OF NOTE. Upon receipt of evidence satisfactory to BioAnalysis of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to BioAnalysis, or, in the case of any such mutilation, upon surrender and cancellation of such Note, BioAnalysis will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which Thermo, its nominee, or any of its subsidiaries is the registered holder is lost, stolen or destroyed, the affidavit of the President, Treasurer or Assistant Treasurer of the registered holder, including a representation to the effect that such Note has not been negotiated and setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by BioAnalysis of a new
Note in replacement of such lost, stolen or destroyed Note other than the registered holder's written agreement to indemnify BioAnalysis.

              (f) DEFINITION OF "COMMON STOCK". For purposes of this Article II only, "Common Stock" includes (i) BioAnalysis' Common Stock, $.01 par value, as authorized on the date of this Agreement, (ii) any other capital stock of any class or classes (however designated) of BioAnalysis, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of BioAnalysis (even though the right so to vote has been suspended by the happening of such a contingency), and (iii) any other securities into which or for which any of the securities described


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in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.



                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THERMO

         Thermo represents and warrants to BioAnalysis that:

         3.01 ORGANIZATION AND GOOD STANDING. Thermo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

         3.02 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by Thermo of this Agreement and of each instrument to be executed and delivered by Thermo pursuant hereto (a) have been duly and validly authorized by all necessary corporate actions on the part of Thermo, (b) will not contravene any provision of the governing instruments of Thermo, nor violate any provision of law, rule, ordinance or regulation or any order, judgment or decree applicable to Thermo and (c) will not, with or without the giving of notice or the lapse of time, or both, constitute a breach of or default under, require the consent or approval of any other party to, or cause the acceleration of any obligation under, any agreement or instrument to which Thermo is a party or by which its assets may be bound or affected. This Agreement has been duly executed and delivered by Thermo, and the Agreement and each of the instruments to be executed and delivered by Thermo pursuant hereto shall constitute the legal, valid and binding obligations of Thermo, enforceable against it in accordance with their respective terms.

         3.03 LITIGATION. Thermo is not engaged in, or a party to, or threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which seeks to prevent the execution, delivery or performance of this Agreement, nor does any basis for any such claim or legal action or other proceeding or governmental investigation exist.

         3.04 INVESTMENT REPRESENTATION. Thermo's present intention is to acquire the Note for its own account. The Note is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. The acquisition by Thermo of the Note shall constitute a confirmation by it of this representation.

         3.05 REPRESENTATIONS AND WARRANTIES SEPARATE. Each individual representation and warranty contained herein shall be interpreted and enforced separately. No representation or warranty contained herein shall be construed as limiting any other representation or warranty contained herein.


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
                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BIOANALYSIS

         BioAnalysis represents and warrants to Thermo that:

         4.01 ORGANIZATION AND GOOD STANDING. BioAnalysis is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease its assets and to conduct the business it now conducts, to enter into this Agreement and to perform its obligations hereunder. BioAnalysis is duly qualified and in good standing as a foreign corporation, duly authorized to do business, in all other jurisdictions wherein the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse affect on BioAnalysis.

         4.02 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by BioAnalysis of this Agreement, of the Note and of each other instrument to be executed and delivered by BioAnalysis pursuant hereto, (a) have been duly and validly authorized by all necessary corporate actions on the part of BioAnalysis, (b) will not contravene any provision of the governing instruments of BioAnalysis, nor violate any provision of law, rule, ordinance or regulation or any order, judgment or decree applicable to BioAnalysis, (c) will not, with or without the giving of notice or the lapse of time, or both, constitute a breach of or default under, require the consent or approval of any other party to, or cause the acceleration of any obligation under, any agreement or instrument to which BioAnalysis is a party or by which its assets may be bound or affected and (d) will not result in the creation or imposition of any lien, encumbrance, charge, claim or restriction upon any of its assets. This Agreement has been, and, when delivered, the Note will be, duly executed and delivered by BioAnalysis, and the Agreement, the Note and each of the instruments to be executed and delivered by BioAnalysis pursuant hereto shall constitute the legal, valid and binding obligations of BioAnalysis, enforceable against it in accordance with their respective terms.

         4.03 LITIGATION. BioAnalysis is not engaged in, or a party to, or threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which seeks to prevent the execution, delivery or performance of this Agreement, nor does any basis for any such claim or legal action or other proceeding or governmental investigation exist. There is no outstanding order, ruling, injunction, judgment, writ, decree or stipulation to which BioAnalysis is a party or which would affect its business or any of its assets.



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
         4.04 DISCLOSURE. There is no condition or circumstance that at the time of the Closing is known by BioAnalysis but is not public knowledge and that will have a material adverse affect on the business of BioAnalysis subsequent to the Closing.

         4.05 REPRESENTATIONS AND WARRANTIES SEPARATE. Each individual representation and warranty contained herein shall be interpreted and enforced separately. No representation or warranty contained herein shall be construed as limiting any other representation or warranty contained herein.



                                   ARTICLE V

                                 MISCELLANEOUS

         5.01 SURVIVAL OF REPRESENTATIONS. All representations and warranties set forth in Article III with respect to Thermo and in Article IV with respect to BioAnalysis shall survive the Closing. No investigation by or on behalf of the parties hereto, whether before or after the Closing, shall be deemed to alter or limit any of the representations or warranties referred to in the preceding sentence or shall be used as a basis for any defense to any claim made with respect thereto.

         5.02 SCOPE, AMENDMENT AND WAIVER. This Agreement, together with the Note and the other documents executed contemporaneously herewith represent the entire understanding of the parties with respect to the subject matters thereof and any previous agreements or understandings between the parties regarding the subject matters thereof are merged into and superseded by this Agreement and such other agreements. This Agreement cannot be modified, amended or changed, nor may compliance with any provision hereof be waived, except by an instrument in writing executed by the party against whom enforcement of such modification, amendment, change or wavier is sought. Any waiver by a party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict compliance with any provision of this Agreement at any time shall not deprive such party of the right to insist upon strict compliance with such provision at any other time or of the right to insist upon strict compliance with any other provision hereof at any time.

         5.03 COMMUNICATIONS. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) sent by overnight courier (with delivery confirmed) or (iii) mailed, first-class, registered or certified mail, postage prepaid:

              (a) if to Thermo:




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
                         Thermo Instrument Systems Inc.
                         c/o Thermo Electron Corporation
                         P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                         Attention: Sandra L. Lambert,
                                    Secretary

                   with a copy to:

                        Thermo Electron Corporation
                        81 Wyman Street
                        P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
                        Attention: Seth H. Hoogasian, Esq.,
                                   General Counsel

           (b)     if to BioAnalysis:

                        Thermo BioAnalysis Corporation
                        504 Airport Road
                        Santa Fe, New Mexico  87504
                        Attention:  President

                   with a copy to:

                        Thermo Electron Corporation
                        81 Wyman Street
                        P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
                        Attention: Seth H. Hoogasian, Esq.,
                                   General Counsel

or to such other address or addresses as may hereafter be furnished by BioAnalysis to Thermo or by Thermo to BioAnalysis.

         5.04 GOVERNING LAW. This Agreement shall be governed by the law of the Commonwealth of Massachusetts.

         5.05 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         5.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.07 HEADINGS. The headings of the Articles, Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         5.08 SEALED INSTRUMENT. This Agreement is executed as an instrument under seal.

         5.09 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of either party, the other party shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Note.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERMO:                                         BIOANALYSIS:

THERMO INSTRUMENT                               THERMO BIOANALYSIS
  SYSTEMS INC.                                    CORPORATION



By: /s/ Jonathan W. Painter                     By:  /s/ Barry S. Howe
    ----------------------------                     ---------------------------
Title: Treasurer                                Title: President and Chief

                                                                      APPENDIX A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                         THERMO BIOANALYSIS CORPORATION

                 4.875% Convertible Subordinated Note Due 2001



                             Waltham, Massachusetts
                                  July 22, 1996

         For value received, THERMO BIOANALYSIS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to Thermo Instrument Systems Inc. (hereinafter referred to as the "Payee"), or registered assigns, on July 23, 2001, as described below, the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of four and seven-eights percent (4.875%) per annum, such interest to be payable in arrears on each January 1 and July 1 (each, an "Interest Payment Date"), the first such payment to be due and payable on July 1, 1997, until the whole amount of the principal hereof remaining unpaid shall become due and payable. Principal and all accrued but unpaid interest shall be repaid on July 23, 2001. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year, comprised of twelve 30-day months.

         This Note is issued pursuant to and is entitled to the benefits of a certain Note Purchase Agreement dated as of July 1, 1996, between the Company and Thermo Instrument Systems Inc. (as the same may be amended from time to time, the "Agreement"), and each holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided in the Agreement, (i) this Note is convertible into Common Stock of the Company in the manner set forth in the Agreement, (ii) payments of principal of, and interest on, this Note is subordinated to the payment in full of all Senior Indebtedness, as set forth in the Agreement, and (iii) this Note may not be redeemed in whole or in part prior to July 22, 1997, after which date it may be redeemed in whole or in part at the option of the Company without premium or penalty.

         As further provided in the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

         This Note shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

         The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protect and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                   THERMO BIOANALYSIS CORPORATION

                                   By: _________________________________________
                                   Title: President and Chief Executive Officer

[Corporate Seal]

Attest:

___________________________